                                                                   EXHIBIT 24(b)

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lynne Patterson, Emanuel Alves, John Danello, Scott A. Lively, Arnold R. Bergman, Thomas J. Loftus and David S. Pickett, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, placed and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                                                       Date:
                                                   ------------


/s/ Marianne Harrison                   Director   May 30, 2009
-------------------------------------
MARIANNE HARRISON


/s/ Neil M. Merkl                       Director   May 30, 2009
-------------------------------------
NEIL M. MERKL


/s/ Bradford J. Race, Jr.               Director   May 30, 2009
-------------------------------------
BRADFORD J. RACE, JR.